                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                    State of
Name of Subsidiary                Incorporation    Percent Owned
------------------                -------------    -------------
1) GlasCraft, Inc.                  Indiana            100%
2) Raven Lining Systems, Inc.       Oklahoma           100%
3) American Chemical Company        Missouri           100%